UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2011, our Board of Directors appointed (i) Jack Lief, our Chairman, President and Chief Executive Officer, as our principal financial officer, and (ii) Jennifer K. Bielasz, our Senior Director, Accounting and Controller, as our principal accounting officer. Both appointments will be effective concurrently with the effectiveness of the resignation of our Vice President, Finance and Chief Financial Officer, Robert E. Hoffman. As we previously reported, on February 10, 2011, Mr. Hoffman resigned from Arena, effective upon the reporting of our year-end results and the filing of our Form 10-K for the year ended December 31, 2010, with the Securities and Exchange Commission.

Mr. Lief, 64, is a co-founder of Arena and has served as a director and our President and Chief Executive Officer since April 1997. Mr. Lief has also served as the Chairman of our Board of Directors since October 2007. Mr. Lief served as an advisor and consultant to numerous biopharmaceutical organizations from 1995 to April 1997; as Senior Vice President, Corporate Development and Secretary of Cephalon, Inc., a biopharmaceutical company, from 1989 to 1994; as Director of Business Development and Strategic Planning for Alpha Therapeutic Corporation, a manufacturer of biological products, from 1983 to 1989; and in various positions at Abbott Laboratories, a pharmaceutical company, from 1972 to 1983, most recently as the head of International Marketing Research. Mr. Lief serves as the Chairman of the board of directors of ADVENTRX Pharmaceuticals, Inc., a company focused on pharmaceuticals for cancer and infectious disease. Mr. Lief is also an Executive Board Member of BIOCOM, a life science association representing approximately 550 member companies in Southern California, and was the Chairman of the board of directors of BIOCOM from March 2005 to March 2006. Mr. Lief holds a B.A. from Rutgers University and an M.S. in Psychology (Experimental and Neurobiology) from Lehigh University.

Ms. Bielasz, 47, has worked for us since June 2001. Ms. Bielasz has served as our Senior Director, Accounting and Controller since January 2010. Ms. Bielasz served as our Director of Accounting and Controller from April 2006 to December 2009, and as our Controller from June 2001 to March 2006. Prior to joining Arena, Ms. Bielasz served as the controller of both public and private companies and began her career at KPMG LLP. In connection with her appointment as our principal accounting officer, we increased Ms. Bielasz’ base salary to $228,306 per year and have agreed to pay her a bonus of at least $25,000 upon the filing our Form 10-K for the year ending December 31, 2011, provided that she is employed by us at such time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2011	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and Secretary

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